Exhibit 10.46
EXECUTION COPY
FIRST AMENDMENT TO
AMENDED AND RESTATED GUARANTY OF PAYMENT OF DEBT
     This FIRST AMENDMENT TO AMENDED AND RESTATED GUARANTY OF PAYMENT OF DEBT (this “First Amendment to Guaranty”) is made and entered into as of this 10th day of September, 2008, but shall be effective as of July 31, 2008, by and among FOREST CITY ENTERPRISES, INC., an Ohio corporation (the “Guarantor”), KEYBANK NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), NATIONAL CITY BANK, as Syndication Agent (the “Syndication Agent” and, together with the Administrative Agent, the “Agents”), BANK OF AMERICA, N. A., as Documentation Agent, and the banks party to the Credit Agreement (as hereinafter defined) as of the date hereof (collectively, the “Banks” and individually, a “Bank”). Capitalized terms not otherwise defined herein shall have the respective meanings attributed to them in the Guaranty, as hereinafter defined.
W I T N E S S E T H;
     WHEREAS, Forest City Rental Properties Corporation (the “Borrower”), the Banks, and the Agents previously entered into a certain Amended and Restated Credit Agreement, dated as of June 6, 2007 (the “Original Credit Agreement”); and
     WHEREAS, the Banks required, as a condition to entering into the Original Credit Agreement, that the Guarantor execute and deliver to the Agents and the Banks a certain Amended and Restated Guaranty of Payment of Debt, dated as of June 6, 2007 (the “Guaranty”) and the Guarantor agreed to and did execute and deliver the Guaranty to the Agents and the Banks; and
     WHEREAS, the Borrower and the Guarantor have requested that the Banks and the Agents agree to certain amendments to the Original Credit Agreement and to the Guaranty; and
     WHEREAS, the Borrower, the Banks and the Agents have entered into a First Amendment to Amended and Restated Credit Agreement, dated as of the date hereof (said Amendment together with the Original Credit Agreement, the “Credit Agreement”), that requires as one of its conditions to effectiveness that the Guarantor enter into this First Amendment to Guaranty.
     NOW, THEREFORE, it is mutually agreed as follows:
     1. AMENDMENTS TO SECTION 1 OF THE GUARANTY. Section 1 of the Guaranty shall be amended as follows:
          (a) Amendment of Definition of “Consolidated Net Operating Cash Flow “. Section 1 of the Guaranty shall be amended by deleting the definition for “Consolidated Net Operating Cash Flow” contained therein and replacing it with the following definition for “Consolidated Net Operating Cash Flow”:
          “Consolidated Net Operating Cash Flow” shall mean, for any Test Period, Net Operating Income (a) less (i) all scheduled payments of principal of non-recourse mortgage Indebtedness owing by the Guarantor and/or its Subsidiaries (excluding any balloon payments), (ii) all interest payments on such non-recourse Indebtedness, (iii) Twelve Million Dollars ($12,000,000) of normal recurring capital expenditures and (b) plus (i) net income (loss) before taxes, corporate interest expense and non-cash expenses incurred in connection with stock-based compensation, in each case incurred by or charged to the Land Group, (ii) net income (loss) before taxes, corporate interest expense (including, but not limited to, interest incurred on Debt, subordinated debt or any other third party debt) and non-cash expenses incurred in connection with stock-based compensation, in each case incurred by or charged to the Corporate Activity Group, (iii) actual cash taxes paid on the Net Operating Income and the income set forth in subsections (b)(i) and (b)(ii) above, (iv) non-cash interest expense accrued but not currently payable up to a maximum of Five Million Dollars ($5,000,000) with respect to Indebtedness owing by the Guarantor and its Subsidiaries other than Indebtedness owing by the Guarantor and/or its Subsidiaries to the government of the United States or any state or municipality thereof or any agencies of any of the foregoing and (v) non-cash interest expense accrued but not currently payable with respect to Indebtedness by the Guarantor and/or its Subsidiaries owing to the government of the United States or any state or municipality thereof or any agencies of any of the foregoing.

          (b) Amendment of Definition of “EBDT”. Section 1 of the Guaranty shall be amended by deleting the definition for “EBDT” contained therein and replacing it with the following definition for “EBDT”:
          “EBDT” shall mean, for any period for the Guarantor, (a) the sum of the amounts for such period of (i) net earnings (losses) from operations before depreciation, amortization and deferred taxes on income for such period as reported on the Form 8-K that is furnished to the Securities and Exchange Commission with respect to such period, (ii) non-cash expenses incurred in connection with stock-based compensation or as a result of development project write-offs, early extinguishment of Indebtedness and derivative losses, in each case to the extent deducted in determining such net earnings (or losses), (iii) depreciation and amortization expenses incurred in connection with the Nets basketball team segment, to the extent deducted in determining such net earnings (or losses) and (iv) other extraordinary, unusual or non-recurring losses and expenses to the extent disclosed or reported on the Form 8-K that is furnished to the Securities and Exchange Commission with respect to such period less (b) (i) the amount for such period of any gains resulting from the re-appraisal or write-up of any assets or with respect to derivatives and (ii) other extraordinary, unusual or non-recurring gains except to the extent such gains described in this clause (ii) are disclosed or reported in the Form 8-K that is furnished to the Securities and Exchange Commission with respect to such period, in each case as determined in accordance with the Pro Rata Consolidation Method.
          (c) Amendment of Definition of “Indemnification Lien”. Section 1 of the Guaranty shall be amended by deleting the word “owned” contained in clause (c) of the definition of “Indemnification Lien” contained therein and replacing it with the word “owed.
          (d) Amendment of Definition of “Net Operating Income”. Section 1 of the Guaranty shall be amended by deleting the definition of “Net Operating Income” contained therein and replacing it with the following definition for “Net Operating Income”:
          “Net Operating Income” shall mean for any relevant period, the excess of the Borrower’s revenues over the Borrower’s operating expenses; provided, however, Net Operating Income (a) shall not include any gains or losses from the sale of income producing real property, other than gains or losses obtained from the sale of outlot parcels up to a total maximum aggregate amount of $20,000,000 for the immediately preceding four consecutive quarters, (b) shall include adjustments for cash flow of properties pursuant to which the Borrower is receiving a preferred return over and above its ownership percentage in such properties, (c) shall not include any gains resulting from the re-appraisal or write-up of any assets or with respect to derivatives, (d) shall not include non-cash expenses incurred in connection with stock-based compensation or as a result of development project write-offs, early extinguishment of Indebtedness and derivative losses and (e) shall not include other extraordinary, unusual or non-recurring gains, losses or expenses to the extent such gains, losses or expenses are disclosed or reported in the Form 8-K that is furnished to the Securities and Exchange Commission with respect to such period, in each case (including, without limitation, the calculation of revenues and operating expenses) as determined in accordance with the Pro Rata Consolidation Method.
          (e) Amendment of Definition of “Pro Rata Consolidation Method”. Section 1 of the Guaranty shall be amended by deleting the definition of “Pro Rata Consolidation Method” contained therein and replacing it with the following definition for “Pro Rata Consolidation Method “:
          “Pro Rata Consolidation Method” shall mean the pro rata method of consolidation as fully reconciled to GAAP and as reported on each Form 8-K that is furnished by the Guarantor (or on its behalf) to the Securities and Exchange Commission.
     2. AMENDMENT TO SECTION 2 OF THE GUARANTY. Section 2 of the Guaranty shall be amended by adding the phrase “and other extensions of credit” immediately after the phrase “for Revolving Loans” contained in the second sentence thereof, but leaving it the same in all other respects.
     3. AMENDMENTS TO SECTION 9.7 OF THE GUARANTY. Section 9.7 of the Guaranty shall be amended as follows:
          (a) Amendment of Section 9.7(d). Section 9.7(d) of the Guaranty shall be amended by deleting the phrase “by Charles A. Ratner, Albert Ratner, Samuel H. Miller or Thomas G. Smith” contained therein and replacing it with the phrase “from any Senior Officer of the Guarantor” but leaving it the same in all other respects.
          (b) Amendment of Section 9.7(e). Section 9.7(e) of the Guaranty shall be amended by adding the word “and” between the words “Securities” and “Exchange” but leaving it the same in all other respects.

     4. AMENDMENT TO SECTION 9.8 OF THE GUARANTY. Section 9.8 of the Guaranty shall be amended by deleting the table contained therein, in its entirety, and replacing it with the following table:

Period	EBDT

January 31, 2008 to, but not including, January 31, 2009	$230,000,000

January 31, 2009 to, but not including, January 31, 2010	$240,000,000

January 31, 2010 and thereafter	$250,000,000
     5. AMENDMENT TO SECTION 9.19(b)(iv)(C) OF THE GUARANTY. Section 9.19(b)(iv)(C) of the Guaranty shall be amended by deleting the phrase “Revolving Loans” contained therein and replacing it with the word “Debt” but leaving it the same in all other respects.
     6. AMENDMENTS TO SECTION 10 OF THE GUARANTY. Section 10 of the Guaranty shall be amended as follows:
          (a) Amendment to Section 10(d). Section 10(d) of the Guaranty shall be amended by deleting it in its entirety and replacing it with the following:
          (d) The Guarantor and/or any Restricted Subsidiary defaults (i) in any payment of principal or interest due and owing upon any Indebtedness in excess of $1,000,000 (whether due and owing by scheduled maturity, required prepayment, acceleration, demand or otherwise), or (ii) in the case of the Guarantor, in the payment or performance of any obligation permitted to be outstanding or incurred pursuant to Sections 9.10 and/or 9.12 hereof in excess of $1,000,000, beyond any period of grace provided with respect thereto or (iii) in the performance of any other agreement, term or condition contained in any agreement under which any such obligation is created, if the effect of such default under this clause (iii) is to accelerate the maturity of the related Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity or to foreclose on any Lien on property of the Guarantor securing the same, except that defaults in payment or performance of non-recourse obligations of the Guarantor or any Restricted Subsidiary shall not constitute Events of Default under this Section 10(d) unless such defaults have, individually or in the aggregate, a material adverse effect on the business or financial condition of the Guarantor; provided, that it shall be an Event of Default hereunder if any default occurs (after giving effect to any applicable grace period) under (i) the Senior Notes permitted by Section 9.10(h) of this Guaranty or under the Indenture or (ii) the 2006 Puttable Senior Notes or under the 2006 Indenture, or
          (b) Amendment of Section 10(e)(i)(D). Section 10(e)(i)(D) of the Guaranty shall be amended by adding the phrase “(the “Bankruptcy Code”), whether in a voluntary or involuntary case or proceeding” after the phrase “from time to time” but leaving it the same in all other respects.
          (c) Amendment of Section 10(g). Section 10(g) of the Guaranty shall be amended by deleting it in its entirety and replacing it with the following:
          (g) The Guarantor shall (i) discontinue business, or (ii) generally not pay its debts as such debts become due, or (iii) make a general assignment for the benefit of creditors, or (iv) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, or (v) be adjudicated a debtor or have entered against it an order for relief under the Bankruptcy Code, whether in a voluntary or involuntary case or proceeding, or (vi) file a voluntary petition under any chapter or provision of the Bankruptcy Code or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, or (vii) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court or governmental commission of competent jurisdiction, which assumes custody or control of the Guarantor, approves a petition seeking reorganization of the Guarantor or any other judicial modification of the rights of its creditors, or appoints a receiver, custodian, trustee, interim trustee or liquidator for the Guarantor or of all or a substantial part of its assets, or (viii) take or omit to take any action in order thereby to effect any of the foregoing, or

          (d) Amendment of Section 10(h). Section 10(h) of the Guaranty shall be amended by deleting it in its entirety.
          (e) Amendment of Section 10(i). Section 10(i) of the Guaranty shall be amended by re-numbering it as Section 10(h), but leaving it the same in all other respects.
          (f) Amendment of Section 10. Section 10 of the Guaranty shall be amended by deleting the phrase “or 10(h)” in each place that it appears in the final paragraph of Section 10 that follows Section 10(h).
     7. AMENDMENT TO SECTION 11 OF THE GUARANTY. Section 11 of the Guaranty shall be amended by deleting the third sentence contained therein and replacing it with the following:
          This Guaranty shall bind the Guarantor and its successors and assigns and shall inure to the benefit of the Agents and the Banks and their respective successors and assigns including (without limitation) each holder of any Note, provided, that the Guarantor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all of the Banks (other than any defaulting Bank).
     8. REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants to the Agents and each of the Banks as follows:
          (a) INCORPORATION OF REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty made by the Guarantor in Section 7 of the Guaranty is incorporated herein as if fully rewritten herein at length and is true, correct and complete as of the date hereof and no Event of Default or Possible Default exists, or will exist on such date, after giving effect to this First Amendment to Guaranty.
          (b) REQUISITE AUTHORITY. The Guarantor has all requisite power and authority to execute and deliver and to perform its obligations in respect of this First Amendment to Guaranty and each and every other agreement, certificate, or document required to be delivered as a condition precedent to this First Amendment to Guaranty or to the First Amendment to Amended and Restated Credit Agreement. The Guarantor has all requisite power and authority to perform its obligations under the Guaranty as amended by this First Amendment to Guaranty.
          (c) DUE AUTHORIZATION; VALIDITY. The Guarantor has taken all necessary action to authorize the execution, delivery, and performance by it of this First Amendment to Guaranty and every other instrument, document, and certificate relating thereto. This First Amendment to Guaranty has been duly executed and delivered by the Guarantor and is the legal, valid, and binding obligation of the Guarantor enforceable against it in accordance with its terms.
          (d) NO CONSENT. No consent, approval, or authorization of, or registration with, any governmental authority or other Person is required in connection with the execution, delivery, and performance of this First Amendment to Guaranty and the transactions contemplated hereby.
     9. NO WAIVER. Except as otherwise expressly provided herein, the acceptance, execution, and/or delivery of this First Amendment to Guaranty by the Agents and the Banks shall not (a) constitute a waiver or release of any obligation or liability of the Guarantor under the Guaranty as in effect prior to the effectiveness of this First Amendment to Guaranty, or as amended hereby, (b) waive or release any Event of Default or Possible Default existing at any time, (c) give rise to any obligation on the part of the Agents and the Banks to extend, modify or waive any term or condition in the Guaranty or any of the other Related Writings, or (d) give rise to any defenses or counterclaims to the right of the Agents and the Banks to compel payment of the Debt or to otherwise enforce their rights and remedies under the Guaranty or any Related Writing.
     10. CONDITIONS TO CLOSING. Except as otherwise expressly provided in this First Amendment to Guaranty, prior to or concurrently with the execution and delivery of this First Amendment to Guaranty, and as conditions precedent to the effectiveness of the amendments to the Guaranty provided for herein, the Agents and the Banks and their respective counsel shall have received such opinions of counsel to the Guarantor, certified copies of resolutions of the Board of Directors of the Guarantor, and such other documents as shall be required by the Agents, the Banks, or their respective counsel to evidence and confirm the due authorization, execution, and delivery of this First Amendment to Guaranty, all in form and substance satisfactory to the Agents and the Banks and their respective counsel; and all costs, fees, and expenses required by the First Amendment to Amended and Restated Credit Agreement to have been paid by the Borrower in connection with the First Amendment to Amended and Restated Credit Agreement and/or this First Amendment to Guaranty shall have been paid.

     11. CONFIRMATION OF GUARANTY. The Guarantor hereby confirms that the Guaranty is in full force and effect on the date hereof and that, upon the amendments herein provided becoming effective, the Guaranty will continue in full force and effect in accordance with its terms, as hereby amended.
     12. EXECUTION IN COUNTERPARTS. This First Amendment to Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this First Amendment to Guaranty by telecopier or pdf file shall be effective as delivery of a manually executed counterpart of this First Amendment to Guaranty.
     13. GOVERNING LAW. This First Amendment to Guaranty shall be governed by, and construed in accordance with, the laws of the State of Ohio, without regard to its principles of conflict of laws.
     14. WAIVER OF JURY TRIAL. THE GUARANTOR WAIVES THE RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN OR AMONG THE GUARANTOR AND THE AGENTS, THE BANKS, AND/OR THE BORROWER ARISING OUT OF OR IN CONNECTION WITH THE CREDIT AGREEMENT, THE GUARANTY, THIS FIRST AMENDMENT TO GUARANTY, OR ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Amended and Restated Guaranty of Payment of Debt to be executed and delivered as of the date set forth above, each by an officer thereunto duly authorized.

FOREST CITY ENTERPRISES, INC.
/s/ CHARLES A. RATNER
Name:	Charles A. Ratner
Title:	Chief Executive Officer and President

KEYBANK NATIONAL ASSOCIATION individually and as Agent
/s/ JOSHUA MAYERS
Name:	Joshua Mayers
Title:	Vice President

NATIONAL CITY BANK individually and as Syndication Agent
/s/ JOHN E. WILGUS II
Name:	John E. Wilgus II
Title:	Senior Vice President

THE HUNTINGTON NATIONAL BANK
/s/ RYAN TERRANO
Name:	Ryan Terrano
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

Name:
Title:

Signature Page 1 to 3
First Amendment to Amended and Restated Guaranty of Debt

COMERICA BANK
/s/ ADAM SHEETS
Name:	Adam Sheets
Title:	Assistant Vice President

FIRST MERIT BANK
/s/ EDWARD YANNAYON
Name:	Edward Yannayon
Title:	Senior Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY
/s/ DAVID LADORI
Name:	David Ladori
Title:	Assistant Vice President

FIFTH THIRD BANK
/s/ ROY C. LANCTOT
Name:	Roy C. Lanctot
Title:	Vice President

BANK OF AMERICA, N.A.
/s/ MICHAEL M. POMPOSELLI
Name:	Michael M. Pomposelli
Title:	Senior Vice President

Signature Page 2 to 3
First Amendment to Amended and Restated Guaranty of Debt

RBS CITIZENS, N.A. dba CHARTER ONE
/s/ ERIN L. MAHON
Name:	Erin L. Mahon
Title:	Assistant Vice President

BMO CAPITAL MARKETS FINANCING, INC.

Name:
Title:

CALYON NEW YORK BRANCH
/s/ PAUL T. RAGUSIN
Name:	Paul T. Ragusin
Title:	Director

/s/ JOHN A. WAIN
Name:	John A. Wain
Title:	Managing Director

WACHOVIA BANK, N.A.
/s/ LEONARD CLARK, JR.
Name:	Leonard Clark, Jr.
Title:	Vice President

THE BANK OF NEW YORK
/s/ KENNETH R.MCDONNELL
Name:	Kenneth R. McDonnell
Title:	Vice President

Signature Page 3 to 3
First Amendment to Amended and Restated Guaranty of Debt